Exhibit 4.1

PRUDENTIAL PLC

as Issuer

CITIBANK, N.A.

as Senior Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF

MARCH 24, 2022

TO THE

SENIOR INDENTURE

DATED AS OF APRIL 14, 2020

3.625% NOTES DUE 2032

SECOND SUPPLEMENTAL INDENTURE, dated as of March 24, 2022 (the “Second Supplemental Indenture”), by and between Prudential plc, a public limited company duly organized and existing under the laws of England and Wales, and having its principal office at 1 Angel Court, London EC2R 7AG, England (hereinafter called the “Issuer”), and Citibank, N.A., a national banking association having its principal office at the Corporate Trust Office, as Senior Trustee (hereinafter called the “Senior Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer and the Senior Trustee entered into a Senior Indenture dated as of April 14, 2020 (the “Base Indenture”), providing for the issuance from time to time by the Issuer of Securities (as defined in the Base Indenture);

WHEREAS, pursuant to Section 9.01(12) of the Base Indenture, the Issuer, when authorized by a Board Resolution, and the Senior Trustee may, without the consent of any Holders, enter into supplemental indentures to establish the terms of a series of Securities to be issued under the Base Indenture pursuant to, and in accordance with, Section 3.01 thereof;

WHEREAS, pursuant to this Second Supplemental Indenture, the Issuer desires to issue a new series of Securities under the Base Indenture to be titled the 3.625% Notes due 2032 (the “Notes”) and has duly authorized the creation and issuance of the Notes and the execution and delivery of this Second Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter set forth (the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, is hereinafter referred to as the “Indenture”);

WHEREAS, the Issuer deems it advisable to enter into this Second Supplemental Indenture for the purposes of establishing the terms of the Notes and providing for the rights, obligations and duties of the Senior Trustee with respect to the Notes;

WHEREAS, concurrently with the execution hereof, the Issuer has delivered an Officers’ Certificate and has caused its counsel to deliver to the Senior Trustee an Opinion of Counsel; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Issuer and the Senior Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Terms.

Unless otherwise provided herein or unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this Second Supplemental Indenture, except as the context may otherwise require;

(b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) solely with respect to the Notes and this Second Supplemental Indenture, the following definitions shall be added to Section 1.01 of the Base Indenture and replace any existing definitions (if applicable) in the Base Indenture, except as the context otherwise requires:

“Corporate Trust Office” means the office of the Senior Trustee at which at any particular time its corporate trust business shall be principally administered, which office of Citibank, N.A., at the issue date of the Notes, is located at (a) for note transfer/surrender purposes, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Facsimile (973) 461-7191 or (973) 461-7192, Attention: Agency & Trust – Prudential plc, and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Facsimile : (212) 816-5527, Attention: Agency & Trust – Prudential plc, or such other address as the Senior Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust officer of any successor Senior Trustee (or such other address as such successor Senior Trustee may designate from time to time by notice to the Holders and the Issuer).

“Depositary” has the meaning set forth in Section 2.8.

“Global Note” means, individually and collectively, each of the Notes in the form of global Securities registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A attached hereto.

“Group” means the Issuer and its Subsidiaries, as constituted at any particular time.

“HKIA” means the Hong Kong Insurance Authority.

“Interest Payment Date” means March 24 and September 24 of each year.

“Issue Date” means March 24, 2022.

“Maturity Date” means March 24, 2032.

“Record Date” means with respect to each Interest Payment Date, the close of business on the preceding March 9 or September 9, as the case may be (whether or not a Business Day).

"Treasury Rate" means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) ("H.15") under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the "Remaining Life"); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

ARTICLE II

CREATION OF THE NOTES

Section 2.1 Designation of Series.

Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Issuer hereby creates a new series of its Securities designated as the 3.625% Notes due 2032 and such Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 2.2 Form of Notes.

The Notes shall be in the form of one or more Global Notes substantially in the form set forth in Exhibit A hereto, which exhibit is incorporated herein and made part hereof.

Section 2.3 Payment of Interest.

(a) The Notes will bear interest at the fixed rate of 3.625% per annum. Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date, commencing on September 24, 2022, to the Persons in whose names the Notes were registered at the close of business on the preceding Record Date.

(b) If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed until the next succeeding Business Day, and no interest will accrue for the period from and after such Interest Payment Date to such next succeeding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date to such next succeeding Business Day.

Section 2.4 Initial Amount of Notes.

(a) The Notes initially will be issued in the aggregate principal amount of $350,000,000 and may, upon execution of this Second Supplemental Indenture, be executed by the Issuer and delivered to the Senior Trustee for authentication, and upon receipt of an Issuer Order, the Senior Trustee shall thereupon authenticate and deliver said Notes in accordance with an Issuer Order.

(b) The Issuer may issue from time to time, without giving notice to or seeking the consent of the Holders of the Notes, additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the initial public offering price, the Issue Date and, if applicable, the initial Interest Payment Date. Any additional notes having such similar terms, together with the Notes, will constitute a single series of Securities for all purposes under the Indenture; provided that if such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number, ISIN number or other identifier.

Section 2.5 Minimum Denomination.

The Notes shall be issuable only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.6 No Collateral Support or Sinking Fund.

There is no collateral support with respect to the Notes, and the Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

Section 2.8 Issuance of Notes and Payment.

(a) The Notes designated herein shall be issued initially in the form of one or more fully registered global Securities, which shall be held by the Senior Trustee as custodian for the Depository Trust Company, New York, New York (the “Depositary”) and deposited with Cede & Co., the Depositary’s nominee, duly executed by the Issuer and authenticated by the Senior Trustee.

(b) Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled to it as shown on the Security Register.

(c) All payment obligations under the Notes shall be payable in Dollars.

Section 2.9 Satisfaction and Discharge.

Article IV of the Base Indenture shall not apply to the Notes.

ARTICLE III

APPOINTMENT OF THE SENIOR TRUSTEE FOR THE NOTES

Section 3.1 Appointment of Senior Trustee.

Pursuant and subject to the Indenture, the Issuer hereby appoints the Senior Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Second Supplemental Indenture. By execution, acknowledgment and delivery of this Second Supplemental Indenture, the Senior Trustee hereby accepts appointment as Senior Trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such obligations upon the terms and conditions set forth in the Base Indenture and in this Second Supplemental Indenture. In acting hereunder and in connection with the Notes, the Paying Agent and the Security Registrar shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 3.2 Rights, Powers, Duties and Obligations of the Senior Trustee.

Any rights, protections, powers, privileges, duties, benefits, indemnities and obligations by any provisions of the Indenture conferred or imposed upon the Senior Trustee in each of its capacities under the Base Indenture shall, insofar as permitted by law, be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Senior Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Supplemental Indenture.

ARTICLE IV

SUBSTITUTION OF THE ISSUER

Section 4.1 Substitution of the Issuer.

The Senior Trustee, upon receipt of (a) an Officers’ Certificate stating that the proposed substitution of the Issuer will not be materially prejudicial to the interests of the Holders of the Notes and (b) an Opinion of Counsel confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such substitution and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such substitution had not occurred, may but shall not be obligated to agree with the Issuer, without the consent of the Holders of the Notes, to the substitution in place of the Issuer as principal debtor under the Indenture and the Notes of:

(i)	any Subsidiary of the Issuer;

(ii)	any successor in business of the Issuer;

(iii)	any direct or indirect holding company of the Issuer; or

(iv)	any other Subsidiary of such holding company;

provided that except where the new principal debtor is the successor in business or holding company of the Issuer, the obligations of such new principal debtor under the Indenture and the Notes shall be unconditionally and irrevocably guaranteed by the Issuer or its holding company; and provided further that the obligations of the Issuer or, as the case may be, its holding company under such guarantee shall be unsubordinated on a basis equivalent to that described herein; and provided further, without prejudice to the generality of the foregoing, if the substituted Issuer is incorporated, domiciled or resident in a territory other than the United Kingdom, undertakings or covenants are given by the substitute Issuer in terms corresponding to the provisions in this Indenture as regards Additional Amounts with the substitution for the references to the United Kingdom of references to the territory in which the substitute Issuer is incorporated, domiciled or resident and/or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the substitute Issuer is otherwise subject generally.

ARTICLE V

REDEMPTION OF THE NOTES

Section 5.1 Optional Redemption.

(a)  Prior to December 24, 2031 (three months prior to the Maturity Date) (the "Par Call Date"), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

(b)  On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

(c)  The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any Paying Agent will have any obligation to calculate any Redemption Price or any component thereof in respect of the Notes and the Trustee and each Paying Agent will be entitled to receive and conclusively rely upon an Officers’ Certificate delivered by the Issuer that specifies any Redemption Price.

(d)  Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed. The notice of redemption for such Notes will be prepared in accordance with Section 11.04 of the Base Indenture and will include the Redemption Date, the manner in which the Redemption Price will be calculated, including the portion thereof representing any accrued and unpaid interest and Additional Amounts, if any, and the place or places where payment will be made upon presentation and surrender of Notes to be redeemed.

(e)  In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(f)  Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Application of Second Supplemental Indenture.

Each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture with respect to the Notes shall apply only to the Notes created hereby and not to any past or future series of Securities issued under the Base Indenture.

Section 6.2 Benefits of Second Supplemental Indenture.

Nothing contained in this Second Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of Notes, the Issuer and the Senior Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this Second Supplemental Indenture related to the Notes.

Section 6.3 Effective Date.

This Second Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 6.4 Governing Law.

This Second Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.5 Appointment of Agent for Service.

By the execution and delivery of this Second Supplemental Indenture, the Issuer designates and appoints Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Second Supplemental Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon Cogency Global Inc. and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05 of the Base Indenture, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. The Issuer hereby submits (for the purposes of any such suit or proceedings) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Notes remain Outstanding and such appointment shall be irrevocable until the appointment with due care of a reputable successor by the Issuer and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer shall notify the Senior Trustee of the name and address of such successor. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Cogency Global Inc. or its successor in full force and effect so long as any of the Notes shall be Outstanding. The Senior Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer to take any such action.

The Issuer agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and may be enforced in the courts of England and Wales (or any other courts to the jurisdiction of which the Issuer is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Issuer to the extent not expressly waived in accordance with this Section.

Notwithstanding the foregoing, any actions arising out of or relating to the Notes or this Second Supplemental Indenture may be instituted by any party hereto and, subject to the limitations set forth in Article Five of the Base Indenture, by the Holder of any Notes in any competent court in England and Wales.

Nothing in this Section shall affect the right of the Senior Trustee or any Holder of any Notes to serve process in any manner permitted by applicable law or limit the right of the Senior Trustee or any Holder of any Notes to bring proceedings against the Issuer in the courts of any other jurisdiction or jurisdictions.

Section 6.6 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.7 Ratification of Base Indenture.

The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.8 Validity and Sufficiency.

The Senior Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

IN WITNESS WHEREOF, each party hereto has executed this Second Supplemental Indenture as of the day and year first before written.

PRUDENTIAL PLC, as Issuer

By:	/s/ Mark FitzPatrick
	Name:	Mark FitzPatrick
	Title:	Group Chief Financial Officer and Chief Operating Officer, and Director of Prudential plc

CITIBANK, N.A., as Senior Trustee

By:	/s/ Keri-anne Marshall
	Name:	Keri-anne Marshall
	Title:	Senior Trust Officer

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDNACE WITH THE TERMS HEREOF AND OF THE INDENTURE, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.

CUSIP: 74435KAB1

ISIN: US74435KAB17

Issue Date: March 24, 2022

PRUDENTIAL PLC

3.625% NOTES DUE 2032

Prudential plc, a public limited company duly organized and existing under the laws of England and Wales (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                  , or registered assigns, the principal sum of                  DOLLARS, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on March 24, 2032 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon, from March 24, 2022, or from the most recent date to which interest has been paid or duly provided for, at the interest rate set forth in the Indenture to, but excluding, the relevant Interest Payment Date (as defined below), until the Maturity Date or earlier redemption.

Interest on this Note will be payable semi-annually in arrears on March 24 and September 24 of each year, commencing on September 24, 2022, to Holders of record on the immediately preceding March 9 or September 9, respectively. Unless previously redeemed in full prior to such time, on the Maturity Date, the Issuer will repay this Note at its principal amount, together with accrued and unpaid interest on this Note to, but excluding, the Maturity Date, and any Additional Amounts thereon.

Principal of, premium, if any, and interest on this Note will be payable, and this Note will be exchangeable and transferable, at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled to it as shown on the Security Register.

Interest on the Notes will be computed on the basis of a 360-day year comprising twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Senior Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

Prudential plc

By:
Name:
Title:

SENIOR TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

CITIBANK, N.A., as Senior Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Issuer designated as its “3.625% Notes due 2032” (herein sometimes referred to as the “Notes”), initially issued in the aggregate principal amount of $350,000,000, issued under and pursuant to a Senior Indenture, dated as of April 14, 2020 (the “Base Indenture”), duly executed and delivered by and between the Issuer, as issuer, and Citibank, N.A., as senior trustee (the “Senior Trustee”), as supplemented by the Second Supplemental Indenture, dated as of March 24, 2022, duly executed and delivered by and between the Issuer and the Senior Trustee (the “Second Supplemental Indenture”) (such Base Indenture as amended and supplemented by the Second Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Senior Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are issuable only in fully registered form without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Prior to December 24, 2031 (three months prior to the Maturity Date) (the "Par Call Date"), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to the Redemption Date.

The Notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, at any time upon the occurrence of a Tax Event. In a redemption of Notes following the occurrence of a Tax Event, the Notes will be redeemed at a Redemption Price equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Notes to, but excluding, the Redemption Date, and any Additional Amounts thereon.

There is no collateral support with respect to the Notes, and the Notes are not entitled to the benefit of any mandatory redemption or sinking fund.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes at any time by the Issuer and the Senior Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Senior Trustee or at such other office or agency of the Issuer as may be designated by it for such purpose in the Borough of Manhattan, the City of New York (which shall initially be an office or agency of the Senior Trustee), or at such other offices or agencies as the Issuer may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Issuer, the Senior Trustee and any agent of the Issuer or the Senior Trustee may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and none of the Issuer, the Senior Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or any successor entity thereof, either directly or through the Issuer or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

The Second Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint _______ agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

		Stated Amount of	Signature of
Amount of Decrease	Amount of Increase	the Global Note	Authorized
in Stated Amount of	in Stated Amount of	Following Such	Signatory of Senior
the Global Note	the Global Note	Decrease/Increase	Trustee	Date